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                                                                      EXHIBIT 11

                  RAMSAY YOUTH SERVICES, INC. AND SUBSIDIARIES
                   COMPUTATION OF NET INCOME (LOSS) PER SHARE


                                                    SIX MONTHS ENDED DECEMBER 31,                YEAR ENDED JUNE 30,
                                                    -----------------------------    --------------------------------------------
                                                         1998           1997            1998            1997           1996
                                                    -------------  --------------    ------------    ------------   ------------
                                                                     (unaudited)
Numerator:
   Net income (loss) before extraordinary
    item, as reported ............................   $ (1,452,000)   $  1,154,000    $(54,261,000)   $  3,278,000   $(16,481,000)
   Dividends, Class B convertible preferred
    stock, Series C ..............................        166,000         181,000         362,000         362,000        362,000
   Dividends, Class B convertible preferred
    stock, Series 1996 ...........................         69,000          75,000         150,000              --             --
   Dividends, Class B convertible redeemable
    preferred stock, Series 1997 .................         45,000          57,000         182,000              --             --
   Redemption premium and other costs, Class
    B convertible preferred stock, Series 1997 ...        225,000
   Dividends, Class B redeemable preferred
    stock, Series 1997-A .........................        151,000          91,000         271,000              --             --
                                                     ------------    ------------    ------------    ------------   ------------
      Numerator for basic earnings (loss) per
        share - income (loss) attributable to
        common Stockholders, before extraordinary
        item .....................................     (2,108,000)        750,000     (55,226,000)      2,916,000    (16,843,000)

   Effect of dilutive securities:
      Class B convertible preferred stock,
         Series C ................................             --              --              --         362,000             --
                                                     ------------    ------------    ------------    ------------   ------------
                                                               --              --              --         362,000             --
                                                     ------------    ------------    ------------    ------------   ------------
      Numerator for diluted earnings (loss)
         per share - income (loss) attributable to
         common stockholders after
         assumed conversions .....................   $ (2,108,000)   $    750,000    $(55,226,000)   $  3,278,000   $(16,843,000)
                                                     ============    ============    ============    ============   ============

Denominator:
   Denominator for basic earnings (loss) per
      share - weighted-average shares ............      4,486,523       3,574,081       3,594,831       2,801,190      2,642,548

   Effect of dilutive securities:
      Employee stock options and warrants ........             --         564,788              --         114,788             --
      Convertible preferred stock ................             --              --              --         493,218             --
                                                     ------------    ------------    ------------    ------------   ------------
   Dilutive potential common shares ..............             --         564,788              --         608,006             --
                                                     ------------    ------------    ------------    ------------   ------------
      Denominator for diluted earnings (loss)
         per share - adjusted weighted-average
         shares and assumed conversions ..........      4,486,523       4,138,869       3,594,831       3,409,196      2,642,548
                                                     ============    ============    ============    ============   ============

Basic earnings (loss) per share, before
   extraordinary item ............................   $       (.47)   $        .21    $     (15.36)   $       1.04   $      (6.37)
Extraordinary item ...............................           (.63)          (1.00)          (1.20)             --             --
                                                     ------------    ------------    ------------    ------------   ------------
Basic earnings (loss) per share ..................   $      (1.10)   $       (.79)   $     (16.56)   $       1.04   $      (6.37)
                                                     ============    ============    ============    ============   ============

Diluted earnings (loss) per share before
   extraordinary item ............................   $       (.47)   $        .18    $     (15.36)   $        .96   $      (6.37)
Extraordinary item ...............................           (.63)           (.86)          (1.20)             --             --
                                                     ------------    ------------    ------------    ------------   ------------
Diluted earnings (loss) per share ................   $      (1.10)   $       (.68)   $     (16.56)   $        .96   $      (6.37)
                                                     ============    ============    ============    ============   ============

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         Options and warrants were not included in the computation for the six months ended December 31, 1998, fiscal 1998 and 1996 because their effect would have been antidilutive for these periods.